Exhibit 99.1

Permian Basin Royalty Trust

PERMIAN BASIN ROYALTY TRUST ANNOUNCES AUGUST CASH DISTRIBUTION AND EXCESS COST POSITION ON WADDELL RANCH PROPERTIES

DALLAS, Texas, August 21, 2026 – Argent Trust Company, as Trustee of the Permian Basin Royalty Trust (NYSE: PBT) (“Permian” or the “Trust”) today declared a cash distribution to the holders of its units of beneficial interest of $0.018701 per unit, payable on September 15, 2026, to unit holders of record on August 31, 2026. The distribution does not include proceeds from the Waddell Ranch properties, as total production costs (“Production Costs”) exceeded gross proceeds (“Gross Proceeds”) for the month of July, resulting in a continuing excess cost position for the Waddell Ranch properties. More information regarding the Waddell Ranch properties is described below.

This month’s distribution decreased compared to the previous month due primarily to the fourth settlement payment in the amount of $1,125,000 being received from Blackbeard Operating LLC which was included in the July distribution, this in conjunction with Texas Royalty Properties having lower natural gas volumes and oil pricing, partially offset by higher oil volumes and natural gas pricing.

WADDELL RANCH

Information from Blackbeard Operating, LLC (“Blackbeard”), the operator of the Waddell Ranch properties, necessary to calculate the net profits interest (“NPI”) proceeds for a given month is received after the announcement date for the month’s distribution. As a result, in accordance with the Trust indenture, if NPI proceeds are received from the Waddell Ranch properties on or prior to the record date, they will be included in the following month’s distribution.

As noted above, no proceeds were received by the Trustee in July 2026 to be included in the August distribution. All excess costs, including any accrued interest, will need to be recovered by future proceeds from the Waddell Ranch properties before any proceeds are distributed to the Trust. Due to the fact that Blackbeard provides production, pricing and cost information quarterly instead of monthly, the Trustee will be disclosing that information in the quarterly reports on Form 10-Q and annual reports on Form 10-K for the foreseeable future (to the extent timely received from Blackbeard).

TEXAS ROYALTY PROPERTIES

Production for the underlying Texas Royalty Properties was 15,959 barrels of oil and 6,193 Mcf of gas. The production for the Trust’s allocated portion of the Texas Royalty Properties was 14,405 barrels of oil and 5,581 Mcf of gas. The average price for oil was $93.10 per bbl and for gas was $9.55, which includes significant NGL pricing, per Mcf. This would mainly reflect production and pricing in May for oil and April for gas. These allocated volumes were impacted by the pricing of both oil and gas. This production and pricing for the underlying properties resulted in revenues for the Texas Royalty Properties of $1,544,865. Deducted from these revenues were taxes and expenses of $149,649 resulting in a Net Profit of $1,395,216 for July. With the Trust’s NPI of 95% of the underlying properties, this would result in a net contribution by the Texas Royalty Properties of $1,325,455 to this month’s distribution.

	Underlying Properties		Net to Trust Sales
	Volumes		Volumes		Average Price
	Oil (bbls)	Gas (Mcf)	Oil (bbls)	Gas (Mcf) (1)	Oil (per bbl)	Gas (per Mcf) (2)
Current Month

Waddell Ranch	(3)	(3)	(3)	(3)	(3)	(3)
Texas Royalties	15,959	6,193	14,405	5,581	$93.10	$9.55

Prior Month
Waddell Ranch	(3)	(3)	(3)	(3)	(3)	(3)
Texas Royalties	15,307	6,545	13,842	5,923	$99.90	$8.61

(1) These volumes are net to the Trust, after allocation of expenses to Trust’s net profit interest, including any prior period adjustments.

(2) This pricing includes sales of gas liquid products.

(3) Information is not being made available monthly but may be provided within 30 days next following the close of each calendar quarter. To the extent the Trustee receives such information timely following the quarter, information will be included in the Trust’s quarterly report on Form 10-Q for the applicable quarter (or the annual report on Form 10-K with respect to the fourth quarter).

General and Administrative Expenses deducted for the month, net of interest earned were $453,792, of which $250,000 was an increase to the expense reserve for liabilities, resulting in a distribution of $871,663.17 to 46,608,796 units outstanding, or $0.018701 per unit.

The worldwide market conditions continue to affect the pricing for domestic production. It is difficult to predict what effect these conditions will have on future distributions.

SOFTVEST PROPOSAL

As previously disclosed, the Trustee was notified by SoftVest, L.P. (“SoftVest”), a Unitholder of the Trust, that on July 28, 2026, SoftVest and certain of its affiliates entered into a definitive Combination Agreement with Blackbeard Holdings, LLC and certain of its affiliates (“Blackbeard Holdings”) pursuant to which they propose to combine the assets of the Trust and certain oil and natural gas mineral interest and land operations owned by Blackbeard Holdings to create a new publicly traded corporation, PBT Land and Minerals, Inc. (“New PBT”) (the “Business Combination”). Completion of the Business Combination is subject to a vote of Trust Unitholders. SoftVest and certain other unitholders representing in excess of 15% of the Trust Units have, as permitted by the Trust Indenture, requested that the Trustee call a special meeting of Trust Unitholders for purposes of considering amendments to the Trust Indenture that would implement the Business Combination and related matters. New PBT has filed a registration statement on Form S-4 that includes a prospectus and a proxy statement for purposes of soliciting proxies with respect to the special meeting. New PBT has also filed a registration statement on Form S-1 pursuant to which it will make a rights offering to Trust Unitholders with respect to shares of New PBT.

Neither the Trust, nor the Trustee is a party to the Combination Agreement, nor is the Trust or the Trustee soliciting proxies or participating in any offering of securities. The Trustee is not making any recommendation to Trust Unitholders as to how to vote with respect to the Business Combination or other proposals at the special meeting. Unitholders will be notified of the record date and meeting date for the special meeting at a later date.

The 2025 Annual Report with Form 10-K, which includes the December 31, 2025, Reserve Summary, has been filed with the Securities Exchange Commission. Permian’s cash distribution history, current and prior year financial reports, tax information booklets, and a link to filings made with the Securities and Exchange Commission, all can be found on Permian’s website at http://www.pbt-permian.com/. Additionally, printed reports can be requested and are mailed free of charge.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT

This press release is not a proxy solicitation. None of the Trust, the Trustee, or the Trustee’s officers or directors, are soliciting proxies in connection with any special meeting of Trust unitholders and are not participants in any solicitation of proxies by New PBT, SoftVest and/or other unitholders in connection with any special meeting. The Trust and the Trustee are not making any offering of securities. The Trustee and the Trust are making this communication for informational purposes only and do not intend to file a proxy statement or registration statement with respect to the proposed Business Combination.

New PBT has filed (i) a registration statement on Form S-4, which includes a proxy statement relating to a meeting of Trust unitholders and a prospectus of New PBT, and (ii) a Form S-1 registering securities of New PBT with respect to the rights offering with the Securities and Exchange Commission. Unitholders and other investors are strongly encouraged to read the Form S-4, including the proxy statement/prospectus, the Form S-1, any amendments to the Form S-4 and/or Form S-1, and any other documents filed with the Securities and Exchange Commission when they become available because they will contain important information. Unitholders may obtain a free copy of any Form S-4, proxy statement/prospectus, Form S-1, and any amendments and documents that New PBT or SoftVest files with the SEC from the SEC’s website at www.sec.gov.

FORWARD-LOOKING STATEMENTS

Any statements in this press release about future events or conditions, and other statements containing the words “estimates,” “believes,” “anticipates,” “plans,” “expects,” “will,” “may,” “intends,” and similar expressions, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Factors or risks that could cause the Trust’s actual results to differ materially from the results the Trustee anticipates include, but are not limited to the factors described in Part I, Item 1A, “Risk Factors” of the Trust’s Annual Report on Form 10-K/A for the year ended December 31, 2025, and Part II, Item 1A, “Risk Factors” of subsequently filed Quarterly Reports on Form 10-Q as well as factors related to actions by SoftVest or other unitholders, New PBT, Blackbeard Holdings, or other third parties, including courts, that are not within the control of the Trust or the Trustee.

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements included in this press release represent the Trustee’s views as of the date hereof. The Trustee anticipates that subsequent events and developments may cause its views to change. However, while the Trustee may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Trustee’s views as of any date subsequent to the date hereof.

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Contact: Nancy Willis, Director of Royalty Trust Services, Argent Trust Company, Trustee, Toll Free – 1.855.588.7839